EXHIBIT 23.5


                      [LETTERHEAD OF HAND ARENDALL, L.L.C.]





                        CONSENT OF HAND ARENDALL, L.L.C.



         We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus included in the Registration Statement on Form S-1 (No. 333-74455) filed by World Omni Lease Securitization L.P. with the Securities and Exchange Commission (the "SEC") on March 16, 1999 and as may be further amended and declared effective by the SEC.

                                                  Hand Arendall, L.L.C.



                                                  By: /s/ T. Bruce McGowin
                                                      -------------------------
                                                      T. Bruce McGowin
                                                      As a Member